U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2004

CRANE CO.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

1-1657	13-1952290
(Commission File Number)	(I.R.S. Employer Identification No.)

100 First Stamford Place, Stamford, CT.	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203)363-7300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously disclosed, Crane Co. is a party to a Credit Agreement, dated as of July 22, 2003, with certain institutional lenders, JPMorgan Chase Bank as administrative agent, Fleet National Bank and KeyBank National Association as syndication agents, and The Bank of New York as documentation agent.

On or about October 20, 2004, Crane Co., JPMorgan Chase Bank, Fleet National Bank, KeyBank National Association, The Bank of New York, BNP Paribas, Citizens Bank of Massachusetts and UBS AG Cayman Islands Branch entered into a Waiver pursuant to which the banks waived, effective for the period from September 30, 2004 to December 30, 2004, any default or event of default arising from Crane Co.’s failure to comply with specified sections of the Credit Agreement, to the extent that such noncompliance arose from Crane Co.’s proposed settlement of claims for personal injury or wrongful death resulting from asbestos exposure.

On December 21, 2004, the same parties entered into a new Waiver, which extended the effectiveness of the lenders’ waiver to and including January 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Crane Co.

/s/ A. I. duPont
A. I. duPont
Vice President, General Counsel and Secretary

Date: December 28, 2004